OMEGA PROTEIN®

Healthy Products for a Healthy World®

Acquisition of
Bioriginal Food & Science Corp

September 8, 2014



Forward Looking Statements

The statements contained in this presentation that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like "may," "may not," "believes," "do not believe," "expects," "do not expect," "anticipates," "do not anticipate," "see," "do not see," "should," or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company's ability to realize the anticipated benefits from its acquisition of Bioriginal; (2) the Company's expectations regarding Bioriginal, its future prospects and the nutraceuticals market or the human health and wellness segment generally, proving to be incorrect; (3) the impact of laws and regulations that may be enacted that may restrict Bioriginals operations or the sale of Bioriginal's products; (4) the impact of worldwide supply and demand relationships on prices for Bioriginal's products; (5) the Company's expectations regarding demand and pricing for Bioriginal's products proving to be incorrect. Other factors are described in further detail in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K.

Transaction Summary

OVERVIEW

- Acquisition of Bioriginal Food & Science Corp. closed on September 5, 2014
- Diversifies Human Nutrition Product Offerings, Adds Size and Scale and Broadens Global Customer Reach
- Complementary Transaction that Fits Well with OME's Existing Capabilities and Long-term Strategy
- OME Remains Headquartered in the U.S.

VALUATION

- Total Purchase Price of Approximately $70.5 Million, Plus $0.7 Estimated Net Working Capital Adjustment
  - Approximately $46.5 Million in Up-front Cash and $21.5 Million of Assumed Debt; and Approximately 0.2 Million Restricted Shares of OME's Common Stock Valued at $3.2 Million
- Bioriginal Management Shareholders Eligible to Receive Additional Cash Consideration Upon Achievement of Certain Financial Targets Over the Next Three Years

FINANCIAL BENEFITS

- Transaction Expected to Create a Combined Company with Significantly Higher Revenues
- Accretive to OME's Fiscal Year 2015 Adjusted Earnings
- Expected to Reduce Financial Volatility by Diversifying OME's Revenues and Sourcing
- Transaction Financed with a Combination of Cash and Borrowings under OME's Existing Revolving Credit Facility

Bioriginal Overview

Bioriginal

"Driven by the commitment to make lives healthier, we discover, develop and market Omega products."

Celebrating 20 Years

20 years of Partner Relationships, Omega Research, Industry Expertise, Innovation and Service

- Leading supplier of specialty oils and essential fatty acids ("EFAs")
- Diverse and broad product offering
- Vertical integration in certain plant oils
- Strong market dynamics (sustainable category with robust growth potential)
- Attractive blue-chip customer base in the supplement and food industries
- Strong international presence and global reach
- Innovative product development and application expertise; extensive plant science knowledge
- Experienced workforce and management
- $98 million in net revenues, $7.4 million of EBITDA, and 6.5% operating margin (1)

(1) Bioriginal for fiscal year ended March 31, 2014, prepared in accordance with Canadian accounting standards for private enterprises and converted to U.S. Dollars assuming an exchange rate of 0.92 USD/CAD

Key Acquisition Benefits

Strategic Transaction that Advances OME's Long-Term Business Strategy
- Unites Two Highly Complementary Businesses
- Expands the portfolio of specialty oils and essential fatty acids products
- Bioriginal brings a track record of market introductions and product innovation

Adds Immediate Size and Scale to the Overall Business
- Significantly Increases OME Annual Revenues
- Opportunities for Growth and Production Synergies with Added Manufacturing Facilities and Distribution Networks

Expands And Diversifies OME's Global Customer Reach
- Complementary Customers with Cross Selling Opportunities
- Broadens Specialty Oils Portfolio Beyond Fish Oil
- Retail Ready Packaging to Better Serve Customers

Reduces Financial Volatility
- Diversifies OME's Revenue and Sourcing
- Increases Sales to the Food Industry
- Decreases Exposure to Commodity Based Earnings Volatility

Accelerates OME's Earnings Growth
- Expected to be Accretive to Adjusted Earnings in 2015E

A More Balanced Portfolio

- Acquisition results in a more balanced nutrition portfolio
- Human nutrition expected to grow significantly as a percent of total revenues

Revenue by Segment (2013)

Omega Protein



Animal Nutrition 87%
Human Nutrition 13%

Bioriginal



Human Nutrition 97%
Animal Nutrition 3%

A Broader Product Portfolio

- Acquisition results in a broader portfolio of specialty oils and essential fatty acids ("EFAs")
- Specialty oils and EFA's expected to increase as a percent of total revenues
- Bioriginal's specialty oils revenue is ~60% plant based oils and ~40% marine based oils
    - Plant based oils include coconut oil, flax, borage, evening primrose, and others
    - Marine based oils include krill oil, tuna oil and other EPA and DHA rich oils

Revenue by Product (2013)

Omega Protein


Protein
62%
Specialty Oils and
EFA's
30%
Other
8%

Bioriginal


Specialty Oils and EFA's
100%

Enhances Global Customer Reach

- Acquisition supports OME's global customer reach
- Complementary customers in nutraceuticals and food

Revenue by Continent (2013)

Omega Protein



Europe
13%
Asia &
Other
31%
North
America
56%

Bioriginal



North
America
77%
Europe
21%
Asia &
Other
2%

Transaction Details

- The transaction is funded with a combination of cash, stock, and debt
- OME has assumed a portion of Bioriginal's existing debt and upsized OME's revolver to $70 million

Transaction Financing Plan ($USD)

Sources of Funds (1)

Source	Amount *($M)*
Bioriginal Debt	$21.5
OME Cash	$32.5
OME Revolver	$14.0
Total Up-Front	$68.0
Restricted Stock	$3.2
Total	**$71.2**

Creation of Significant Value to OME Stockholders

1	Creates Larger Combined Company	✓
2	Attractive Opportunities for Global Growth	✓
3	Accretive to OME's Fiscal Year 2015 Adjusted Earnings	✓
4	Prudent Capital Structure	✓
5	Accelerates Growth of Human Nutrition Segment, Making OME a More Balanced Nutrition Company	✓



Appendix

Non-GAAP Reconciliation

Regulation G

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(In thousands of USD)
(Unaudited)

	Twelve Months Ended March 31, 2014
	Bioriginal
Net Income	3,088
Reconciling items:	
Interest Expense	1,478
Income tax provision	1,251
Depreciation and amortization	822
Other	734
Adjusted EBITDA	7,373

The above referenced financial information of Bioriginal was prepared in accordance with Canadian accounting standards for private enterprises and converted to U.S. Dollars assuming an exchange rate of 0.92 USD/CAD.